EXHIBIT 10.18

SECOND AMENDMENT TO LEASE AGREEMENT
DATED AUGUST 22, 2003

BY AND BETWEEN

FROST NATIONAL BANK, TRUSTEE FOR A DESIGNATED TRUST

("LANDLORD")

AND

PAYMENT DATA SYSTEMS, INC.

("TENANT")

This Second Amendment to Lease Agreement (the "Amendment") is entered into this 7th day of October, 2009 by and between FROST NATIONAL BANK, TRUSTEE FOR A DESIGNATED TRUST (herein called "Landlord") and PAYMENT DATA SYSTEMS, INC., (herein called "Tenant"). The terms and conditions contained herein shall supersede and control any conflicting terms and conditions contained in the above referenced Lease Agreement by and between Landlord and Tenant (the "Lease").

WITNESSETH:

WHEREAS, Landlord and Tenant have entered into a Lease Agreement dated August 22, 2003 providing for the leasing by Landlord to Tenant of certain office space presently identified as 12500 San Pedro Ave, Suites 120 and 525, San Antonio, Texas ("Demised Premises"), as amended by the First Amendment to Lease Agreement dated February 6, 2006;

AND, WHEREAS, Landlord and Tenant desire to modify and further amend certain terms and conditions set out therein;

NOW, THEREFORE, pursuant to the foregoing and in consideration of the premises and mutual benefits to accrue to Landlord and Tenant under and by virtue of this amendment, Landlord and Tenant agree that effective of even date herewith, the following terms and conditions of the Lease shall be, and they hereby are, amended as follows:

I.The Lease Tenn is hereby extended for one period of thirty-six (36) months commencing

November 1, 2009 and shall expire at 6:00 pm on October 31, 2012.

Base Rental shall be in accordance with the following schedule:

Months	Rate'	Annual Anioant2	Monthly InstalltneneRSF
11/01/09-10/31/10	$18.00	$81,126.00	$6,760.50
11/01/10-10/31/11	$18.50	$83,379.48	$6,948.29
11/01/11-10/31/12	$19.00	$85,632.96	$7,136,08
_______________
I Per square foot of Net Rentable Area per annum
2 Expressed on an annualized basis even though the applicable period may be longer or shorter than twelve months.

Payment Data 2nd Amendment 2009

IE.           Effective November 1, 2009, Tenant's Expense Stop shall be the actual operating expenses for calendar year 2009.

IT IS HEREBY_ AGREED BY THE.PARTIES HERETO that with the exception of those terms and conditions specifically modified and amended here, the Lease Agreement shall remain in full force and effect in all its terms and conditions.

NOW, THEREFORE, THE PARTIES HERETO EXECUTE THIS SECOND AMENDMENT WITH THE INTENT TO BE LEGALLY BOUND HEREBY.

EXECUTED as of the date first written above.

LANDLORD:		TENANT:
FROST NATIONAL BANK		PAYMENT DATA SYSTEMS, INC.

TRUSTEE FOR A DESIGNATED TRUST		Name:
Title:
By:	REOC Partners, Ltd., a Texas limited
	Partnership, As Agent for Landlord	By:
		Name:	Todd A. Gold
By:	REOC General Partner, LLC, a Texas limited	Title:	Manager
liability Company, Its General Partner

Payment Data 2nd Amendment 2009